EXHIBIT 99.1  CAPITAL CITY BANK GROUP, INC.'S PRESS RELEASE,
              DATED APRIL 22, 2003


                                                       Capital City
                                                       Bank Group [LOGO]

NEWS RELEASE
For Immediate Release: April 22, 2003
Contact: J. Kimbrough Davis, 850-671-0300
Executive Vice President and Chief Financial Officer
Website: www.ccbg.com


                    CAPITAL CITY BANK GROUP, INC. REPORTS
                          FIRST QUARTER EARNINGS OF
                      $0.60 PER DILUTED SHARE, UP 25%
-----------------------------------------------------------------------------

1st QUARTER 2003 HIGHLIGHTS

* Quarterly earnings of $6.4 million, or $0.60 per share, an increase of 24.5% and 25.0%, respectively, from the first quarter of 2002.
* Net interest margin of 5.42%, an increase of 20 basis points driven by an 82 basis point reduction in cost of funds.
*  Efficiency ratio of 62.48%, a 240 basis point improvement.
*  Average loan growth of 5%.
* Increase in noninterest income of 22.7%, attributable to deposit fees and mortgage banking revenues.
* Strong credit quality as indicated by a nonperforming assets ratio of .29% and a net chargeoff ratio of .26%.
*  Well capitalized with a Tier 1 capital ratio of 12.47%.



EARNINGS HIGHLIGHTS <F1>
-------------------------------------------------------------------------------------------
                                                             Three Months Ended
                                                   ----------------------------------------
                                                   March 31,     December 31,     March 31,
(Dollars in thousands, except per share data)        2003            2002           2002
-------------------------------------------------------------------------------------------
EARNINGS
Net Income                                         $  6,361          6,722         5,111
Diluted Earnings Per Common Share                      0.60           0.63          0.48
-------------------------------------------------------------------------------------------
PERFORMANCE
Return on Average Equity <F2>                         13.55%         14.38         11.81
Return on Average Assets <F2>                          1.44           1.51          1.19
Net Interest Margin <F2><F3>                           5.42           5.44          5.22
Noninterest Income as % of Operating Revenue          32.40          34.46         29.48
Efficiency Ratio <F4>                                 62.48          62.08         64.88
-------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 Capital Ratio                                  12.47%         12.03         11.65
Total Capital Ratio                                   13.44          13.00         12.65
Leverage Ratio                                         8.59           8.46          7.87
Equity to Assets                                      10.24          10.22          9.73
-------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of Non-Performing Loans               485.06%        497.72        421.19
Allowance as a % of Loans, Net                         0.95           0.97          0.98
Net Charge-offs as % of Average Loans                  0.26           0.25          0.26
Nonperforming Assets as % of Loans and ORE             0.29           0.30          0.35
-------------------------------------------------------------------------------------------

                                                1

-------------------------------------------------------------------------------------------
                                                              Three Months Ended
                                                   ----------------------------------------
                                                   March 31,     December 31,     March 31,
(Dollars in thousands, except per share data)        2003            2002           2002
-------------------------------------------------------------------------------------------
STOCK PERFORMANCE
High                                               $  40.40          40.05         27.50
Low                                                   33.51          27.83         22.65
Close                                                 39.11          39.19         27.00
Average Daily Trading Volume (Shares)                 8,829         10,494        10,579
-------------------------------------------------------------------------------------------

<F1>  Information is unaudited.
<F2>  Annualized
<F3>  Tax-equivalent basis.
<F4>  Calculated net of special charges (primarily conversion related) and intangible amortization.

-------------------------------------------------------------------------------------------


TALLAHASSEE, FL ---- Capital City Bank Group, Inc. (NASDAQ: CCBG) reported earnings of $6.4 million, or $0.60 per diluted share. This compares to $5.1 million, or $0.48 per diluted share, in the first quarter of 2002, an increase of 24.5% and 25.0%, respectively. The Return on Average Assets was 1.44% and the Return on Average Equity was 13.55%, compared to 1.19% and 11.81%, respectively, for the comparable period in 2002.

The increase in earnings was primarily attributable to 11.6% growth in operating revenues due to growth in net interest income of 7.0% and noninterest income of 22.7%. The net interest margin increased 20 basis points over the first quarter of 2002 to a level of 5.42%, attributable to an 82 basis point reduction in the Company's cost of funds. Growth in noninterest income resulted from increased service charge revenues, reflecting the success of the overdraft protection program implemented in the fourth quarter of 2002. Mortgage banking revenues remained strong and continued to reflect the higher volume of fixed-rate residential mortgages sold to the secondary market.

William G. Smith, Jr., President and CEO, stated, "Capital City turned in another solid performance and we are pleased to have finished the quarter slightly ahead of projections. Our strategy of serving small to midsize markets has paid dividends, as these markets tend to be very stable, particularly during less robust economic times. Capital City is well positioned to react quickly to changing market conditions, and we are excited about adding three new offices in 2003 to our growing franchise. We continue to be optimistic about our markets and prospects for the remainder of this year."

Net Interest Income was $1.4 million higher than the first quarter of 2002, resulting primarily from a continued decline in the cost of funds. The favorable impact of lower funding costs was partially offset by lower asset yields. Growth and a shift in the mix of earning assets continued to add to interest income, but were more than offset by declining yields attributable to the low rate environment. The Company's net interest margin for the three months ended March 31, 2003 was 5.42%, an increase of 20 basis points from the comparable period in 2002 and down slightly from the fourth quarter of 2002. The margin percentage may decline slightly over the next quarter as the historically low interest rates continue to prevail and drive earning asset yields lower.

Provision for loan losses of $779,000 for the quarter was slightly lower than the first quarter in 2002 due to continued improvement in the bank's overall credit quality. Net charge-offs of $837,000, while up slightly over the comparable period in 2002, remain at historically low levels. In both periods net charge-offs represented .26% of average loans for the quarter.

Noninterest income improved $1.9 million from the first quarter of 2002, driven by higher deposit fees and mortgage banking revenues. The higher deposit fees are primarily attributable to an overdraft protection program implemented during the fourth quarter of 2002. Mortgage banking revenues grew 26.4% due to the continued growth in the volume of fixed rate loans sold into the secondary market. Noninterest income represented 2.30% of average assets for the first quarter of 2003. This is an increase of 38 basis points from the 1.92% level reported in the comparable period in 2002. Both of these revenue streams are expected to remain strong during the second quarter.

Noninterest expense grew by $1.2 million, or 6.2%, in the first quarter of 2003. Higher compensation expense, resulting from higher pension costs, medical insurance premiums and salaries, represented 70% of the increase. Occupancy costs are anticipated to increase slightly as the Company expects three full service offices to open during 2003.

Average earning assets increased from the first quarter of 2002 by $39.6 million, or 2.5%. The increase in earning assets was driven by a $59.8 million, or 4.9% growth in average loans. The Company continued to experience a favorable shift in earning asset mix as average loans represented 79.8% of earning assets, compared to 78.0% in the first quarter of 2002. Loan demand remains strong in most markets.

Nonperforming assets of $3.8 million declined from the first quarter of 2002 by $500,000 and were constant with year-end 2002, representing .29% of total loans and other real estate. This compares to .35% and .30%, respectively, for the first and fourth quarters of 2002.

Average total deposits declined $59.5 million, or 4.1%, from the first quarter in 2002 as certificates of deposit declined $134.3 million. This was primarily a result of increased competition and the current interest rate environment. This decline was partially offset by growth of nonmaturity deposits, which created a favorable shift in the deposit mix and a positive impact on the Bank's cost of funds.

The Company ended the first quarter with approximately $122.7 million in average liquidity. This represents a minimal decline from the first quarter of 2002 level of $127.6 million. The decline in certificates of deposit and the purchase of investment securities were funded by borrowings from the Federal Home Loan Bank and growth in nonmaturity deposits. Liquidity is anticipated to decline slightly in the second quarter.

Capital City Bank Group, Inc., is a $1.9 billion financial services company headquartered in Tallahassee, Florida, providing traditional deposit and credit services, asset management, trust, mortgage banking, credit cards, data processing, and securities brokerage services. Founded in 1895, the Company has 53 banking offices, 69 ATMs and 10 Bank 'N Shop locations in 22 counties in Florida, Georgia, and Alabama.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release that are not historical facts, contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a certain number of uncertainties and risks that have been described in Capital City Bank Group's annual report on Form 10-K for the fiscal year ended December 31, 2002, and the Company's other filings with the Securities and Exchange Commission. These uncertainties and risks could cause future results to differ materially from those anticipated by such statements.


CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited
----------------------------------------------------------------------------------------------------------------
                                                          2003                          2002
                                                        ---------   --------------------------------------------
                                                          First      Fourth       Third       Second      First
(Dollars in thousands, except per share data)            Quarter     Quarter     Quarter     Quarter     Quarter
----------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and Fees on Loans                              $ 23,174      23,628      23,897      23,570      23,826
Interest on Investment Securities                          1,811       2,033       2,324       2,637       2,699
Interest on Funds Sold                                       352         391         182         392         516
----------------------------------------------------------------------------------------------------------------
     Total Interest Income                                25,337      26,052      26,403      26,599      27,041
----------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on Deposits                                       3,226       3,894       4,496       5,314       6,847
Interest on Short-term Borrowings                            329         236         194         177         160
Interest on Long-term Debt                                   545         537         256         202         190
----------------------------------------------------------------------------------------------------------------
     Total Interest Expense                                4,100       4,667       4,946       5,693       7,197
----------------------------------------------------------------------------------------------------------------
Net Interest Income                                       21,237      21,385      21,457      20,906      19,844
Provision for Loan Losses                                    779         863         991         641         802
----------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for Loan Losses       20,458      20,522      20,466      20,265      19,042
----------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Service Charge Revenue                                     3,967       4,033       2,979        3,028      2,709
Data Processing Revenue                                      558         512         485          508        501
Asset Management Fees                                        605         631         585          675        630
Mortgage Banking Revenue                                   1,576       2,618       1,612        1,098      1,247
Other Fees                                                 3,471       3,449       3,426        3,243      3,207
----------------------------------------------------------------------------------------------------------------
     Total Noninterest Income                             10,177      11,243       9,087        8,552      8,294
----------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Compensation                                              11,370      11,267      10,888       10,516     10,544
Premises                                                   1,369       1,477       1,363        1,485      1,394
FF&E                                                       1,795       2,021       1,819        1,941      1,896
Intangible Amortization                                      811         811         810          810        811
Other Expense                                              5,325       5,799       5,646        5,580      4,820
----------------------------------------------------------------------------------------------------------------
     Total Noninterest Expense                            20,670      21,375      20,526       20,332     19,465
----------------------------------------------------------------------------------------------------------------
OPERATING PROFIT                                           9,965      10,390       9,027        8,485      7,871
Provision for Income Taxes                                 3,604       3,668       3,226        3,037      2,760
----------------------------------------------------------------------------------------------------------------
NET INCOME                                               $ 6,361       6,722       5,801        5,448      5,111
----------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Basic Earnings                                           $  0.60        0.63        0.55         0.52       0.48
Diluted Earnings                                            0.60        0.63        0.55         0.51       0.48
Cash Dividends                                            0.1700      0.1700      0.1525       0.1525     0.1525
AVERAGE SHARES
Basic                                                     10,566      10,552      10,551       10,576     10,644
Diluted                                                   10,603      10,591      10,590       10,606     10,675
----------------------------------------------------------------------------------------------------------------


CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited
----------------------------------------------------------------------------------------------------------------
                                                          2003                          2002
                                                       ----------   --------------------------------------------
                                                          First      Fourth       Third       Second      First
(Dollars in thousands)                                   Quarter     Quarter     Quarter     Quarter     Quarter
----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Due From Banks                               $   85,976      89,823      87,613       83,008     70,975
Funds Sold                                               176,428     170,936      79,034       51,037    172,875
----------------------------------------------------------------------------------------------------------------
     Total Cash and Cash Equivalents                     262,404     260,759     166,647      134,045    243,850

Investment Securities, Available-for-Sale                190,119     180,315     194,035      213,940    219,830

Loans, Net of Unearned                                 1,311,556   1,285,221   1,286,909    1,262,629  1,230,135
  Allowance for Loan Losses                              (12,437)    (12,495)    (12,462)     (12,227)   (12,113)
----------------------------------------------------------------------------------------------------------------
     Loans, Net                                        1,299,119   1,272,726   1,274,447    1,250,402  1,218,022

Premises and Equipment                                    51,484      48,897      47,633       47,734     47,023
Intangible Assets                                         28,223      29,034      29,844       30,655     31,465
Other Assets                                              33,168      33,040      31,323       32,893     33,706
----------------------------------------------------------------------------------------------------------------
     Total Other Assets                                  112,875     110,971     108,800      111,282    112,194
----------------------------------------------------------------------------------------------------------------

Total Assets                                          $1,864,517   1,824,771   1,743,929    1,709,669  1,793,896
----------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits:
  Noninterest Bearing Deposits                        $  426,269     406,081     396,946      388,348    389,889
  Interest Bearing Deposits                            1,032,801   1,028,119   1,006,837    1,049,339  1,101,633
----------------------------------------------------------------------------------------------------------------
     Total Deposits                                    1,459,070   1,434,200   1,403,783    1,437,687  1,491,522

Short-Term Borrowings                                    140,138     113,675      70,346       64,505     94,288
Long-Term Debt                                            53,651      71,745      66,987       13,063     13,316
Other Liabilities                                         20,644      18,620      20,838       17,324     20,210
----------------------------------------------------------------------------------------------------------------

Total Liabilities                                      1,673,503   1,638,240   1,561,954    1,532,579  1,619,336
----------------------------------------------------------------------------------------------------------------
SHAREOWNERS' EQUITY
Common Stock                                                 106         106         106          106        106
Additional Paid-in-Capital                                15,120      14,717      14,539       14,526     16,862
Retained Earnings                                        173,152     168,587     163,659      159,467    155,628
Accumulated Other Comprehensive Income                     2,636       3,121       3,671        2,991      1,964
----------------------------------------------------------------------------------------------------------------

Total Shareowners' Equity                                191,014     186,531     181,975      177,090    174,560
----------------------------------------------------------------------------------------------------------------

Total Liabilities and Owners' Equity                  $1,864,517   1,824,771   1,743,929    1,709,669  1,793,896
----------------------------------------------------------------------------------------------------------------

OTHER BALANCE SHEET DATA
Earning Assets                                        $1,678,103   1,636,472   1,559,978    1,527,606  1,622,840
Intangible Assets
  Goodwill                                                 6,680       6,680       6,680        6,680      6,680
  Deposit Base                                            21,543      22,354      23,164       23,975     24,785
Interest Bearing Liabilities                           1,226,590   1,213,539   1,144,170    1,126,907  1,209,237
----------------------------------------------------------------------------------------------------------------

Book Value Per Diluted Share                          $    18.02       17.60       17.18        16.74      16.38
Tangible Book Value Per Diluted Share                      15.35       14.86       14.37        13.84      13.42
----------------------------------------------------------------------------------------------------------------

Actual Basic Shares Outstanding                           10,566      10,557      10,551       10,551     10,630
Actual Diluted Shares Outstanding                         10,603      10,596      10,590       10,581     10,660
----------------------------------------------------------------------------------------------------------------


CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
  AND NONPERFORMING ASSETS
Unaudited
----------------------------------------------------------------------------------------------------------------
                                                          2003                          2002
                                                       ----------   --------------------------------------------
                                                          First      Fourth       Third       Second      First
(Dollars in thousands)                                   Quarter     Quarter     Quarter     Quarter     Quarter
----------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period                         $ 12,495       12,462      12,227      12,113      12,096
Acquired Reserves                                             0            0           0           0           0
Provision for Loan Losses                                   779          863         991         640         802
----------------------------------------------------------------------------------------------------------------
Net Charge-offs                                             837          830         756         526         785

----------------------------------------------------------------------------------------------------------------
Balance at End of Period                               $ 12,437       12,495      12,462      12,227      12,113
----------------------------------------------------------------------------------------------------------------
As a % of Loans                                            0.95%        0.97        0.97        0.97        0.98
As a % of Nonperforming Loans                            485.06       497.72      504.42      430.98      421.19
As a % of Nonperforming Assets                           329.89       325.14      340.50      345.50      281.59
----------------------------------------------------------------------------------------------------------------
CHARGE-OFFS
Commercial, Financial and Agricultural                 $    142          136         278         220         184
Real Estate - Construction                                    0            0           0           0           0
Real Estate - Mortgage                                        0            0           0           0           0
Real Estate - Residential                                    19           65          37           9          64
Consumer                                                    887          874         760         753         892

----------------------------------------------------------------------------------------------------------------
Total Charge-offs                                      $  1,048        1,075       1,075         982       1,140
----------------------------------------------------------------------------------------------------------------
RECOVERIES
Commercial, Financial and Agricultural                 $     14           14          21          56          46
Real Estate - Construction                                    0            0           0           0           0
Real Estate - Mortgage                                        0           20           0           0           0
Real Estate - Residential                                     0            1           1          35           1
Consumer                                                    197          210         297         365         308

----------------------------------------------------------------------------------------------------------------
Total Recoveries                                       $    211          245         319         456         355
----------------------------------------------------------------------------------------------------------------

NET CHARGE-OFFS                                        $    837          830         756         526         785
----------------------------------------------------------------------------------------------------------------

Net charge-offs as a % of Average Loans <F1>               0.26         0.25        0.24        0.17        0.26
----------------------------------------------------------------------------------------------------------------
RISK ELEMENT ASSETS
Nonaccruing Loans                                      $  2,564        2,510       2,471       2,837       2,856
Restructured                                                  0            0           0           0          20
----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Loans                               2,564        2,510        2,471      2,837       2,876
Other Real Estate                                         1,206        1,333        1,189        702       1,426
----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Assets                           $  3,770        3,843        3,660      3,539       4,302
----------------------------------------------------------------------------------------------------------------

Past Due Loans 90 Days or More                         $  1,685        2,453          723        681         640
----------------------------------------------------------------------------------------------------------------

Nonperforming Loans as a % of Loans                        0.20%        0.20         0.19       0.22        0.23

Nonperforming Assets as a % of
  Loans and Other Real Estate                              0.29         0.30         0.28       0.28        0.35

Nonperforming Assets as a % of Capital <F2>                1.85         1.93         1.88       1.87        2.30
----------------------------------------------------------------------------------------------------------------

<F1> Annualized
<F2> Capital includes allowance for loan losses.

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
-------------------------------------------------------------------------------------------------------------------------------
                                                 First Quarter of 2003       Fourth Quarter 2002         Third Quarter 2002
                                               -------------------------   -------------------------   ------------------------
                                               Average           Average   Average           Average   Average          Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------   ------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,289,161  $23,220  7.30%   1,292,892   23,696  7.27    1,266,591   23,969  7.51

Investment Securities
  Taxable Investment Securities                  138,646    1,180  3.41      113,951    1,380  4.82      131,939    1,646  4.97
  Tax-Exempt Investment Securities                64,772      955  5.89       66,610      986  5.92       68,692    1,022  5.95
--------------------------------------------------------------------------------------------------------------------------------

Total Investment Securities                      203,418    2,135  4.21      180,561    2,366  5.23      200,631    2,668  5.32

Funds Sold                                       122,708      352  1.15      118,082      391  1.30       44,263      182  1.61
--------------------------------------------------------------------------------------------------------------------------------

Total Earning Assets                           1,615,287  $25,707  6.45%   1,591,535   26,453  6.60    1,511,485   26,819  7.04
                                                          --------------               ------------                ------------
Cash and Due From Banks                           82,453                      75,630                      69,765
Allowance For Loan Losses                        (12,619)                    (12,634)                    (12,503)
Other Assets                                     111,536                     107,643                     109,873
--------------------------------------------------------                   ---------                   ---------
Total Assets                                  $1,796,657                   1,762,174                   1,678,620
--------------------------------------------------------                   ---------                   ---------

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  262,618      203  0.31%     255,452      293  0.45      240,032      324  0.54
  Money Market Accounts                          214,539      420  0.79      219,429      557  1.01      221,521      731  1.31
  Savings Accounts                               106,241       65  0.25      105,741       98  0.36      106,551      137  0.51
  Time Deposits                                  434,825    2,539  2.37      444,798    2,946  2.63      462,139    3,304  2.84
--------------------------------------------------------------------------------------------------------------------------------
                                               1,018,223    3,227  1.29    1,025,420    3,894  1.51    1,030,243    4,496  1.73

Short-Term Borrowings                            106,798      329  1.25       83,119      235  1.12       64,915      194  1.19
Long-Term Debt                                    72,372      544  3.05       68,665      538  3.11       24,763      256  4.09
--------------------------------------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,197,393  $ 4,100  1.39%    1,177,20    4,667  1.57    1,119,921    4,946  1.75
                                                          --------------               ------------                ------------

Noninterest Bearing Deposits                     389,540                     379,398                     358,153
Other Liabilities                                 19,308                      20,160                      19,636
--------------------------------------------------------                   ---------                   ---------
Total Liabilities                              1,606,241                   1,576,762                   1,497,710

SHAREOWNERS' EQUITY:                          $  190,416                     185,412                     180,910
--------------------------------------------------------                   ---------                   ---------
Total Liabilities and Shareowners' Equity     $1,796,657                   1,762,174                   1,678,620
--------------------------------------------------------                   ---------                   ---------
Interest Rate Spread                                      $21,607  5.06%               21,786  5.03               21,873  5.29
------------------------------------------------------------------------               ------------               ------------
Interest Income and Rate Earned                           $25,707  6.45                26,453  6.60               26,819  7.04
Interest Expense and Rate Paid <F2>                         4,100  1.03                 4,667  1.16                4,946  1.30
------------------------------------------------------------------------               ------------               ------------
Net Interest Margin                                       $21,607  5.42%               21,786  5.44               21,873  5.74
------------------------------------------------------------------------               ------------               ------------

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
----------------------------------------------------------------------------------------------------
                                                Second Quarter of 2003        First Quarter 2002
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,234,787  $23,646  7.68%   1,229,344   23,911  7.89

Investment Securities
  Taxable Investment Securities                  150,188    1,935  5.17      147,800    1,980  5.36
  Tax-Exempt Investment Securities                69,472    1,051  6.06       70,933    1,074  6.06
----------------------------------------------------------------------------------------------------

Total Investment Securities                      219,660    2,986  5.44      218,733    3,054  5.60

Funds Sold                                        93,156      392  1.66      127,621      516  1.62
----------------------------------------------------------------------------------------------------

Total Earning Assets                           1,547,603  $27,024  7.00%   1,575,698   27,481  7.07
                                                          --------------               ------------
Cash and Due From Banks                           74,178                      72,266
Allowance For Loan Losses                        (12,265)                    (12,231)
Other Assets                                     110,579                     112,478
--------------------------------------------------------                   ---------
Total Assets                                  $1,720,095                   1,748,211
--------------------------------------------------------                   ---------

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  241,059      323  0.54%     230,696      332  0.58
  Money Market Accounts                          234,454      823  1.41      221,751      793  1.45
  Savings Accounts                               105,396      134  0.51      102,125      131  0.52
  Time Deposits                                  501,440    4,034  3.23      569,166    5,591  3.98
----------------------------------------------------------------------------------------------------
                                               1,082,349    5,314  1.97    1,123,738    6,847  2.47

Short-Term Borrowings                             70,257      177  1.01       72,043      160  0.81
Long-Term Debt                                    13,924      202  5.83       13,801      190  5.57
-----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,166,530  $ 5,693  1.96%   1,209,582    7,197  2.41
                                                          --------------               ------------

Noninterest Bearing Deposits                     358,266                     343,519
Other Liabilities                                 18,621                      19,625
--------------------------------------------------------                   ---------
Total Liabilities                              1,543,417                   1,572,726

SHAREOWNERS' EQUITY:                          $  176,678                     175,485
--------------------------------------------------------                   ---------
Total Liabilities and Shareowners' Equity     $1,720,095                   1,748,211
--------------------------------------------------------                   ---------
Interest Rate Spread                                      $21,331  5.04%               20,284  4.66
------------------------------------------------------------------------               ------------
Interest Income and Rate Earned                           $27,024  7.00                27,481  7.07
Interest Expense and Rate Paid <F2>                         5,693  1.48                 7,197  1.85
------------------------------------------------------------------------               ------------
Net Interest Margin                                       $21,331  5.52%               20,284  5.22
------------------------------------------------------------------------               ------------

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.

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